UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 31, 2005

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

100 Dutch Hill Road, Orangeburg, New York	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code  (845) 365-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Regulation FD Disclosure.

U.S.B. Holding Co., Inc. (the “Company”) will be making a presentation on November 10, 2005 at the New York Society of Security Analysts’ 2005 Regional Banking Industry Conference to be held at the Harvard Club located at 27 West 44th Street in New York City. Thomas E. Hales, Chairman of the Board and Chief Executive Officer of the Company and Union State Bank, the Company’s wholly-owned banking subsidiary, and Michael A. Tedesco, Vice President and Assistant Controller, of Union State Bank, will discuss the Company’s management, market areas, initiatives, and financial performance before an audience of analysts and institutional investors. The presentation can be viewed through a web cast on the Union State Bank website www.unionstate.com.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated October 31, 2005 announcing the Company’s presentation at the New York Society of Security Analysts’ 2005 Regional Banking Industry Conference on November 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date: October 31, 2005	By:	/s/ Thomas E. Hales
Name: Thomas E. Hales
Title: Chairman and C.E.O.